UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 22, 2014

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FUSE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22991	87-0460247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6135 NW 167th Street #E-21, Miami Lakes, FL 33015
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 503-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

The disclosure set forth below under Item 3.02, is hereby incorporated by reference into this Item 1.01.

Item 3.02       Unregistered Sales of Equity Securities

On August 25, 2014, Fuse Science, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company issued and sold, and the Investor  purchased from the Company (i) a senior secured convertible note (the "Note"), in the principal amount of $20,000, which Note shall be convertible into shares of the Company's common stock, $0.001 par value per share (and (ii) warrants (the "Warrants") to purchase 6,250,000 shares of common stock at an exercise price of $0.0015.

Copies of the forms of Letter Agreement, Note and Warrant, are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2014, the Company filed a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation to effect a 1-for-200 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”).

Item 8.01       Other Events

The Reverse Stock Split was announced by Financial Industry Regulatory Authority (“FINRA”) on August 26, 2014 and will be effective on August 27, 2014.  This action followed stockholder approval of the majority of the stockholders as of March 19, 2014, which approval granted authority to the Company’s Board of Directors to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock at a ratio of not less than one for fifty and not more than one for two hundred, in the sole discretion of the Company’s Board of Directors.

On August 27, 2014, each 200 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The Company is not issuing fractional shares in connection with the Reverse Stock Split and instead, shareholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the Effective Time of the reverse split, as reported on the OTCPK Market (or, if the closing price of our common stock is not then reported on the OTCPK Market, then the fair market value of our shares of common stock as determined by the Board) by (ii) the number of shares of our common stock held by such shareholder that would otherwise have been exchanged for such fractional share interest..

On August 27, 2014, to indicate the reverse stock split, a “D” will be appended to the Company’s trading symbol and for a period of 20 business days the Company’s common stock will trade under the symbol “DROPD.”  After the 20 business days, the Company’s trading symbol will revert to “DROP.”

Additional information about the reverse stock split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 11, 2014.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits.

3.1	Certificate of Amendment to the Articles of Incorporation
10.1	Form of Letter Agreement
10.2	Form of Series B Senior Secured Convertible Note
10.3	Form of Warrant

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE SCIENCE, INC.

Date: August 27, 2014	By:	/s/ BRIAN TUFFIN
Brian Tuffin
Chief Executive Officer